                                                 POWER OF ATTORNEY

                         KNOW ALL MEN BY THESE PRESENTS,  that the  undersigned,
                    constitutes  and appoints  Phillip S. Gillespie and Mitchell
                    J.   Lindauer  and  each  of  them,   his  true  and  lawful
                    attorneys-in-fact   and   agents,   with   full   power   of
                    substitution and resubstitution, for him and in his capacity as Trustee/Director  and/or officer of Limited Term New York
                    Municipal Fund,  Oppenheimer  Convertible  Securities  Fund,
                    Rochester  National  Municipals,  Oppenheimer  MidCap  Fund,
                    Oppenheimer  Quest  Capital  Value Fund,  Inc.,  Oppenheimer
                    Quest  International  Value Fund,  Inc.,  Oppenheimer  Quest
                    Value Fund,  Inc. and  Oppenheimer  Quest For Value Funds on
                    behalf of Oppenheimer Quest Balanced Fund, Oppenheimer Quest
                    Opportunity Value Fund and Oppenheimer Small Cap Value Fund,
                    to sign on his  behalf any and all  Registration  Statements
                    (including  any  post-effective  amendments to  Registration
                    Statements) under the Securities Act of 1933, the Investment
                    Company  Act of 1940  and  any  amendments  and  supplements thereto,  any filings on Form N-14,  and other  documents in connection thereunder, and Forms 3, 4 and 5, and to file the same,  with all  exhibits  thereto,  and other  documents in connection therewith,  with the United States Securities and
                    Exchange  Commission,  granting unto said  attorneys-in-fact and agents, and each of them, full power and authority to do and  perform  each and  every act and  thing  requisite  and necessary to be done in and about the premises,  as fully as to all  intents  and  purposes  as he  might  or could do in person,  hereby  ratifying  and  confirming  all  that  said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 6th day of December, 2004

/s/ Paul Y. Clinton                                           /s/ Thomas W. Courtney
-----------------------------------                           -----------------------------------
Paul Y. Clinton                                               Thomas W. Courtney

/s/ Robert G. Galli                                           /s/ Lacy B Herrmann
-----------------------------------                           -----------------------------------
Robert G. Galli                                               Lacy B. Herrmann

/s/ Brian Wruble                                              /s/ John V. Murphy
-----------------------------------                           -----------------------------------
Brian Wruble                                                  John V. Murphy

/s/ Brian W. Wixted
-----------------------------------
Brian W. Wixted

                    /s/ W. Wayne Miao
Witness: ___________________________________
                W. Wayne Miao, Assistant Secretary